Exhibit 99.1

XTRA-GOLD RESOURCES CORP.

NEWS RELEASE	September 29, 2009

Kibi Gold Trend Project Continues To Deliver Encouraging Results

For Xtra-Gold Resources In Ghana

“Including 6.29 grams per tonne gold over 23 meters in KBRC09047”

Xtra-Gold Resources Corp. (‘Xtra-Gold’ or ‘the Company’) – ‘XTGR’ (OTCBB – NASD) is pleased to announce gold assay results from the first 15 Reverse Circulation (‘RC’) holes on Zone 2 of its wholly-owned Kibi Gold Trend Project, located in the Kibi – Winneba greenstone belt (“Kibi Gold Belt”), in Ghana, West Africa. . These results build upon the 2008 Phase I diamond drill results (see press releases dated December 10, 2008 and January 8, 2009), and continue to demonstrate that the widespread, classical granitoid – hosted gold mineralization developed along the Kibi Gold Trend offers potential for shallow oxide mineralization amenable to bulk mining and heap leaching, as well as large primary gold systems at depth.

The Phase II drill program completed on September 26, 2009 encompassed 50 RC holes, ranging from 40 meters to 150 meters in length, and totalling 4,715 linear meters, including: 27 holes for 2,478 meters on Zone 2; and 23 holes totalling 2,237 meters on Zone 3. The present 15 holes targeted the Trench TKB005 and Trench TKB004 gold zones located at the southeast extremity of Zone 2 of the Kibi Gold Trend; an over 5.5 km long, NE – trending, anomalous gold-in-soil trend characterized by four (4) extensive higher grade zones ranging from approximately 800 meters by 75 – 300 meters to 1,000 meters by 100 – 500 meters in area.

Eleven (11) out of the 15 holes yielded significant gold intercepts, with all mineralized intercepts consisting of granitoid – hosted gold mineralization spanning from 1 meter to 78 meters in core length. Mineralization identified to date by trenching and drilling on Zone 2 appears to be hosted by a series of sill – like granitoid bodies hosted within a folded metasediment – metavolcanic rock sequence. Mineralized material consists of altered quartz diorite and tonalite exhibiting quartz – iron carbonate veining, and disseminated sulphides. Significant gold intercepts for the Trench TKB005 and Trench TKB004 Zones are tabled on page 2.

To date gold mineralization at the Trench TKB005 Zone has been traced over an approximately 220 meter strike length and to a vertical depth of approximately 75 meters. Highlights from the present drilling includes intercepts of 6.29 grams per tonne (“g/t”) over 23 meters, including 8.66 g/t over 10 meters, in hole #KBRC09047; and 2.97 g/t over 18 meters, including 6.32 g/t over 8 meters, in hole #KBRC09042. These 2 holes tested the central portion of the zone in a scissor pattern designed to better characterized the lithological and structural controls of the gold mineralization intersected in last year’s diamond drill hole #KBD08003 and #KBD08004. Field and trench mapping indicates that the Trench TKB005 Zone mineralization is hosted by a moderate, easterly dipping granitoid body exhibiting an extensive, shallow to moderate, westerly dipping, sheeted quartz vein system. Hole #KBD09042 (270o Az / -50o dip) intersected the host granitoid sill at approximately right angles from a collar position on the eastern (hanging wall) flank of the granitoid body. While hole #KBRC09047 (090o Az / -55o dip) was drilled down the dip of the host granitoid sill in order to transect the westerly dipping, sheeted quartz veining at approximately right angles; with the hole remaining within the confines of the host granitoid body to a down hole depth of 23 meters.

Xtra-Gold has implemented a rigorous quality assurance / quality control (QA/QC) program to ensure best practices in sampling and analysis of drill core, reverse circulation (“RC”) samples, and trench channel samples, the details of which can be viewed on the Company’s website at www.xtragold.com. Yves P. Clement, P.Geo., Vice President, Exploration for Xtra-Gold and the Company’s Qualified Person as defined by NI 43-101, has reviewed and approved the technical information in this press release.

About Xtra-Gold

Xtra-Gold Resources Corp. is a gold exploration company with a dominant land position in the highly prospective and under explored Kibi – Winneba greenstone belt (‘Kibi Gold Belt’) located in Ghana, West Africa. For further information, please visit our website at www.xtragold.com. If you have any questions, please contact James Longshore, President, at 416-579-2274.

Table 1: Significant Drill Intercepts - Kibi Gold Trend Project (Zone 2 - RC Holes #KBRC09042 to #KBRC09056)
Hole ID	From (meters)	To (meters)	[1] Core Length (meters)	Gold Grams Per Tonne	Target Zone
KBRC09042	19	37	18	2.97	Trench TKB005
including	23	31	8	6.32
(including)	23	24	1	13.90
(including)	28	29	1	12.70

KBRC09043	23	34	11	2.27	Trench TKB005
including	25	29	4	5.27

KBRC09044	25	27	2	2.29	Trench TKB005

KBRC09045	22	32	10	2.48	Trench TKB005
including	22	26	4	4.05

KBRC09046	41	54	13	1.04	Trench TKB005
including	41	44	3	2.24

KBRC09047	0	23	23	6.29	Trench TKB005
including	0	10	10	8.66
(including)	0	1	1	10.90
(including)	1	2	1	11.60
(including)	3	4	1	12.65
(including)	8	9	1	14.30
(including)	9	10	1	13.50
including	13	14	1	11.15

KBRC0948	No Significant Results				Trench TKB004

KBRC09049	52	53	1	7.53	Trench TKB004
KBRC09049	63	65	2	3.48

KBRC09050	51	56	5	1.98	Trench TKB004
including	51	52	1	4.31

KBRC09051	28	37	9	2.69	Trench TKB005
including	31	35	4	4.09

KBRC0952	No Significant Results				Trench TKB005

KBRC0953	No Significant Results				Trench TKB004

KBRC0954	No Significant Results				Trench TKB004

KBRC09055	4	82	78	1.44	Trench TKB004
including	22	35	13	3.26
(including)	22	26	4	6.28
(including)	22	23	1	11.15
including	56	76	20	2.27
(including)	72	75	3	4.83

KBRC09056	25	43	18	1.33	Trench TKB004
including	37	43	6	3.08
KBRC09056	58	78	20	2.01
including	71	77	6	4.29
[1] Reported intercepts are core - lengths; true width of mineralization is unknown at this time.